Exhibit 10.1

AMENDMENT NO. 3 TO THE
CREDIT AGREEMENT

This AMENDMENT NO. 3 TO THE CREDIT AGREEMENT (this “Amendment”) dated as of April 27, 2020, is entered into by and among LOAN ASSETS OF ONDECK, LLC, a Delaware limited liability company (“Company”), the Lenders party hereto and 20 GATES MANAGEMENT LLC, as Administrative Agent for the Class A Lenders (in such capacity, the “Administrative Agent”).
RECITALS:
WHEREAS, Company, the Lenders party thereto from time to time, the Administrative Agent, and Deutsche Bank Trust Company Americas, as Paying Agent and as Collateral Agent for the Secured Parties, entered into a Credit Agreement, dated as of April 13, 2018, as amended by Amendment No. 1 to the Credit Agreement, dated as of September 5, 2018, and as further amended by Amendment No. 2 to the Credit Agreement, dated as of February 8, 2019 (as may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) pursuant to which the Lenders have made advances and other financial accommodations to Company. Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement, as amended hereby;
WHEREAS, Company, the Lender party hereto and the Administrative Agent, desire to amend the Credit Agreement as set forth herein subject to the terms and conditions set forth herein.
WHEREAS, the Lender party hereto is the sole Class A Lender party to the Credit Agreement as of the Third Amendment Effective Date (as defined below) and constitutes the Lender consent required to amend the Credit Agreement as set forth herein in accordance with Section 9.4 of the Credit Agreement.
NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:
SECTION 1.AMENDMENTS TO THE CREDIT AGREEMENT
The Credit Agreement is, effective as of the Third Amendment Effective Date and subject to the satisfaction of the conditions precedent set forth in Section 3.1 hereof, hereby amended as follows:

1.1    Section 1.1 of the Credit Agreement.
The following new definitions are hereby added to Section 1.1 of the Credit Agreement in the appropriate alphabetical order:

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“Amendment Period” means the period beginning on the Third Amendment Effective Date and ending on July 16, 2020.
“COVID Receivable” means any Receivable designated by the Servicer as “COVID19-Confirmed”, “Pandemic-Impacted” or any other similar indication in its loan servicing platform.
“COVID Related Material Modification” means any Material Modification of a COVID Receivable.
“Monthly Pay Receivable” means any COVID Receivable for which a Payment is generally due once per month.
“Third Amendment” means that certain Amendment No. 3 to Credit Agreement, dated as of April 27, 2020, by and among the Company, the Lenders party thereto and the Administrative Agent.
“Third Amendment Effective Date” has the meaning set forth in the Third Amendment.
The following definitions in Section 1.1 of the Credit Agreement are hereby amended and restated as follows:
“30 MPF Receivable” means any Pledged Receivable with a Missed Payment Factor, in the case of a Daily Pay Receivable, higher than 30, in the case of a Weekly Pay Receivable, higher than 6, or in the case of a Monthly Pay Receivable, higher than 1.5.
“Applicable Class A Advance Rate” means 72%; provided, however, that, notwithstanding the foregoing, at all times during the existence of a Level 1 Performance Event, the Applicable Class A Advance Rate shall be 67%, until such Level 1 Performance Event is cured.
“Borrowing Base Deficiency” means either a Class A Borrowing Base Deficiency or a Class B Borrowing Base Deficiency, as applicable, provided that, (a) if solely as a result of the occurrence of a Level 1 Performance Event

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and a consequent reduction in the Applicable Class A Advance Rate, a deficiency occurs hereunder that would otherwise be deemed a “Borrowing Base Deficiency” (or a “Class A Borrowing Base Deficiency” or “Class B Borrowing Base Deficiency,” as applicable), then notwithstanding the foregoing, no Borrowing Base Deficiency (or “Class A Borrowing Base Deficiency” or “Class B Borrowing Base Deficiency,” as applicable), Default or Event of Default shall be deemed to exist hereunder unless such deficiency is not eliminated by no later than (and including) the thirtieth (30th) day after the occurrence of such Level 1 Performance Event, and (b) no Borrowing Base Deficiency shall be deemed to occur for any purpose under this Agreement or any other Credit Document during the Amendment Period.
“Charged-Off Receivable” means, with respect to any date of determination, a Receivable which (i) consistent with the Underwriting Policies has or should have been written off the Company’s books as uncollectable or (ii) has a Missed Payment Factor of (x) with respect to Daily Pay Receivables, sixty (60) or higher, (y) with respect to Weekly Pay Receivables, twelve (12) or higher, or (z) with respect to Monthly Pay Receivables, three (3) or higher.
“Class A Regular Am Advance Rate” means 67%.
“Commitment Period” means the period from the Closing Date to but excluding the Commitment Termination Date or such other date as requested by Company and agreed to by the Administrative Agent, in its sole discretion, provided that the Commitment Period shall be deemed suspended (and no Lender shall have any obligation to make a Loan hereunder) during the Amendment Period.
“Delinquency Ratio” means, as of any Determination Date, the percentage equivalent of a fraction (a) the numerator of which is the aggregate Outstanding Principal Balance of all Pledged Receivables (that are not Charged Off Receivables) that had a Missed Payment Factor of (x) with respect to Daily Pay Receivables, fifteen (15) or

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higher, (y) with respect to Weekly Pay Receivables, three (3) or higher, or (z)  with respect to Monthly Pay Receivables, 0.75 or higher, in each case, as of such Determination Date, and (b) the denominator of which is the aggregate Outstanding Principal Balance of all Pledged Receivables (that are not Charged Off Receivables) as of such Determination Date.
“Material Modification” means, with respect to any Receivable, a reduction in the interest rate, an extension of the term, a reduction in, or change in frequency of, any required Payment or extension of a Payment Date (other than a temporary hold or temporary modification made in accordance with the Underwriting Policies) or a reduction in the Outstanding Principal Balance, provided, that each Monthly Pay Receivable is deemed to have had a Material Modification; provided, further that with respect to any LOC Receivable, none of the following modifications shall be deemed to be a Material Modification hereunder: (i) an Automatic LOC Payment Modification, (ii) changes to the “credit limit”, the “applicable APR” or the “applicable amortization period” set forth in the applicable Receivable Agreement, or (iii) changes to the applicable Receivable Agreement consistent with the changes reflected in a successor form of Receivable Agreement approved in accordance with Section 6.17.
“One Year Equivalent” means, (i) for a Term Receivable that is a Daily Pay Receivable, 252 scheduled loan payments, (ii) for a Term Receivable that is a Weekly Pay Receivable, 52 scheduled loan payments, (iii) for a Term Receivable that is a Monthly Pay Receivable, 12 scheduled loan payments, and (iv) for a LOC Receivable, an “applicable amortization period” set forth in the respective Receivable Agreement of 52 full weeks following the date of the last advance made thereunder.
“Receivable Yield” means, with respect to any Receivable, the imputed interest rate that is calculated on the basis of the expected aggregate annualized rate of return (calculated inclusive of all interest and fees (other

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than any Upfront Fees)) of such Receivable over the life of such Receivable.
Such calculation shall assume:
(a)       12 Payment Dates per annum, for Monthly Pay Receivables;
(b)       52 Payment Dates per annum, for Weekly Pay Receivables; and
(c)       252 Payment Dates per annum, for Daily Pay Receivables.
1.2    Section 2.10(c)(vii) of the Credit Agreement is hereby amended by adding the words “, and with respect to clause (C) below, other than with respect to Subsequent LOC Advances, so long as no Amendment Period is then occurring” to the end of the first parenthetical.
1.3    Section 2.11 of the Credit Agreement is hereby amended by adding the words “or the Amendment Period” immediately following “Early Amortization Period” in clause (a) thereof.
1.4    Section 2.11 of the Credit Agreement is hereby amended by adding the following as a new clause (c):
“(c)    Notwithstanding anything in this Agreement or any other Credit Document to the contrary, during the Amendment Period, and so long as no Event of Default or Early Amortization Period has occurred and is continuing, on each Interest Payment Date, all amounts in the Collection Account and all amounts (if any) in the Reserve Account in excess of the Reserve Account Funding Amount shall be applied by the Paying Agent based on the Monthly Servicing Report as follows:
(i)    first, to Company, amounts sufficient for Company to maintain its limited liability company existence and to pay similar expenses up to an amount not to exceed $1,000 in any Fiscal Year, and only to the extent not previously distributed to Company during such Fiscal Year pursuant to Section 2.11(a)(i) or Section 2.11(a)(xiii) above;
(ii)    second, on a pari passu basis, (A) to the Backup Servicer to pay any accrued and unpaid Backup Servicing Fees; (B) to the Custodian to pay any costs, fees and indemnities then due and owing to the Custodian; and (C) to the Controlled Account Bank to pay any costs, fees and indemnities then due and owing to the Controlled Account Bank (in respect of the Controlled Accounts), (D) to Administrative Agent to pay any costs, fees or indemnities then due and owing to Administrative Agent

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under the Credit Documents; (E) to Collateral Agent to pay any costs, fees or indemnities then due and owing to Collateral Agent under the Credit Documents; and (F) to Paying Agent to pay any costs, fees or indemnities then due and owing to Paying Agent under the Credit Documents; provided, however, that the aggregate amount of costs, fees or indemnities payable to the Backup Servicer, Administrative Agent, the Custodian, the Collateral Agent, the Controlled Account Bank (in respect of the Controlled Accounts) and the Paying Agent pursuant to this clause (ii) shall not exceed $350,000 in any Fiscal Year;
(iii)     third, on a pari passu basis, (A) to the Servicer, to pay any accrued and unpaid Servicing Fees, and (B) if a Successor Servicer has been appointed, any Successor Servicer Expenses then due and owing, provided, however, that the aggregate amount of Successor Servicer Expenses payable to a Successor Servicer pursuant to this clause (iii) shall not exceed $175,000 in any Fiscal Year;
(iv)    fourth, to the Administrative Agent for further distribution on a pro rata basis to the Class A Lenders to pay costs, fees, and accrued interest for the Interest Period most recently ended (calculated in accordance with Section 2.5(a)) on the Class A Loans and expenses payable pursuant to the Credit Documents;
(v)    fifth, to the Class B Agent for further distribution on a pro rata basis to the Class B Lenders to pay costs, fees, and accrued interest for the Interest Period most recently ended (calculated in accordance with Section 2.5(a)) on the Class B Loans and expenses payable pursuant to the Credit Documents;
(vi)    sixth, at the election of Company, on a pro rata basis, to the Administrative Agent for further distribution to the Class A Lenders and the Class B Lenders, as applicable, to repay the principal of the Loans;
(vii)    seventh, on a pari passu basis, to pay to (A) Administrative Agent, Backup Servicer, Custodian, Paying Agent, Collateral Agent, and the Controlled Account Bank any costs, fees or indemnities not paid in accordance with clause (ii) above, and (B) to any Successor Servicer, any accrued and unpaid (1) Servicer Transition Expenses and (2) Successor Servicer Expenses not paid in accordance with clause (iii) above;
(viii)    eighth, to pay all other Obligations or any other amount then due and payable hereunder; and
(ix)    ninth, any remainder to the Collection Account.”
1.5    A new Section 9.22 is hereby added to the Credit Agreement:

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“9.22    Amendment Period. Notwithstanding anything to the contrary herein or in any other Credit Document, at all times during the Amendment Period, the Company and the Servicer, as applicable, shall remain required to test and report pursuant to the terms hereof, but solely for informational purposes and for no other purposes hereunder or in any Credit Document, the Three-Month Average Delinquency Ratio, the Three-Month Weighted Average Excess Spread or the Three-Month Average Portfolio Weighted Average Receivable Yield, or in any case, any components thereof (collectively, the “Portfolio Performance Tests”). For the avoidance of doubt, during the Amendment Period, the Portfolio Performance Tests shall be deemed inapplicable for all purposes hereof, and no Early Amortization Event or Level 1 Performance Event shall occur (or be deemed to have occurred) as a result therefrom.”
1.6    Appendix C to the Credit Agreement. The following clauses in the definition of “Eligibility Criteria” in Appendix C to the Credit Agreement are hereby amended and restated in their entirety as follows:
“bb) such Receivable is fully amortizing over (i) in the case of a Term Receivable, its term and (ii) in the case of a LOC Receivable, the “applicable amortization period” set forth in the applicable Receivables Agreement of less than or equal to fifty-two (52) full weeks following the date of the last advance made thereunder (with respect to any COVID Receivable, subject to such longer period in accordance with the Underwriting Policies), in each case with an Outstanding Principal Balance that amortizes each day Payments are received thereunder;
ii) such Receivable is a Daily Pay Receivable, Weekly Pay Receivable or a Monthly Pay Receivable;
ll) such Receivable has an original term that did not exceed (i) in the case of a Daily Pay Receivable, 504 Payment Dates, (ii) in the case of a Weekly Pay Receivable, 104 Payment Dates, or (iii) in the case of a Monthly Pay Receivable, 24 Payment Dates;”
1.7    Appendix E to the Credit Agreement. The following clauses in the definition of “Early Amortization Event” in Appendix E to the Credit Agreement are hereby amended as follows:

a)	Each of clauses (a), (b) and (c) are hereby amended to add immediately after “August 15, 2018” the words “(other than

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any Interest Payment Date occurring during the Amendment Period)”.
1.8    Appendix F to the Credit Agreement. The definition of “Level 1 Performance Event” in Appendix F to the Credit Agreement is hereby amended to add immediately after “August 15, 2018” the words “(other than any Interest Payment Date occurring during the Amendment Period)”.
SECTION 2.    REPRESENTATIONS AND WARRANTIES
In order to induce the Administrative Agent and the Lender party hereto to enter into this Amendment, Company represents and warrants to the Administrative Agent and the Lender, on the Third Amendment Effective Date, that the following statements are true and correct, it being understood and agreed that the representations and warranties made on the Third Amendment Effective Date are deemed to be made concurrently with the consummation of the transactions contemplated hereby:
2.1    Due Authorization. The execution, delivery and performance of this Amendment have been duly authorized by all necessary action on the part of Company.
2.2    Binding Obligation. This Amendment has been duly executed and delivered by the Company and is the legally valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.
2.3    Incorporation of Representations and Warranties from Credit Agreement. The representations and warranties contained in Section 4 of the Credit Agreement are true and correct in all material respects on and as of the Third Amendment Effective Date (as defined below) as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date; provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof.
2.4    Absence of Default. No event has occurred and is continuing or will result from the consummation of this Amendment that would constitute a Default, an Event of Default or a Servicer Default.
SECTION 3.    MISCELLANEOUS
3.1    Conditions of Effectiveness. This Amendment shall become effective as of the date (such date, the “Third Amendment Effective Date”) on which the Administrative Agent has received counterparts of (a) this Amendment executed by Company, the Lender party

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hereto constituting Lender consent required pursuant to Section 9.4 of the Credit Agreement (including, for the avoidance of doubt, the Requisite Lenders in accordance with Section 9.4(a) of the Credit Agreement) and the Administrative Agent, (b) Amendment No. 2 to Asset Purchase Agreement, dated as of the Third Amendment Effective Date, which amends the Asset Purchase Agreement, executed by Company, Holdings, the Lender party thereto and the Administrative Agent, (c) Amendment No. 1 to Servicing Agreement, dated as of the Third Amendment Effective Date, which amends the Servicing Agreement, executed by Company, Holdings and the Administrative Agent, (d) Amendment No. 1 to Backup Servicing Agreement, dated as of the Third Amendment Effective Date, which amends the Backup Servicing Agreement, executed by Company, Holdings, Vervent Inc. (f/k/a Portfolio Financial Servicing Company), as backup servicer, and the Administrative Agent, and (e) the Side Letter Regarding Amendment No. 3 to Credit Agreement, dated as of the Third Amendment Effective Date, by Holdings in favor of Administrative Agent and Pioneers Gate LLC, as Class A Lender.
3.2    Reference to and Effect on the Credit Agreement and the Other Credit Documents.
(a)    On and after the Third Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Credit Documents and the Related Agreements to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment. This Amendment is hereby designated as a Credit Document for all purposes of the Credit Documents.
(b)    Except as expressly set forth herein, no other amendments, changes or modifications to the Credit Agreement and each other Credit Document are intended or implied, and in all other respects the Credit Agreement and each other Credit Document are and shall continue to be in full force and effect and are hereby in all respects specifically ratified, restated and confirmed by all parties hereto as of the Third Amendment Effective Date and Company shall not be entitled to any other further amendment by virtue of the provisions of this Amendment or with respect to the subject matter of this Amendment. To the extent of conflict between the terms of this Amendment and the other Credit Documents, the terms of this Amendment shall control. The Credit Agreement and this Amendment shall be read and construed as one agreement.
(c)    The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender, the Administrative Agent, the Collateral Agent or the Paying Agent under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.
3.3    Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

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3.4    Governing Law. This Amendment and the rights and obligations of the parties hereunder shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of New York.
3.5    Execution in Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by fax or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Amendment.
3.6    Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.
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IN WITNESS THEREOF, the parties hereto have caused this Amendment No. 3 to Credit Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

LOAN ASSETS OF ONDECK, LLC, as Company

By:    /s/ Kenneth A. Brause
Name: Kenneth A. Brause
Title:    Chief Financial Officer

20 GATES MANAGEMENT LLC, as Administrative Agent

By:    /s/ Mark Golombech
Name: Mark Golombech
Title:    Managing Director

PIONEERS GATE LLC, as the sole Class A Lender

By:    /s/ Mark Golombech
Name: Mark Golombech
Title:    Managing Director

[Signature Page to Amendment No. 3 to the Credit Agreement]